EXHIBIT 24.1
POWER OF ATTORNEY
The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the "Company") hereby appoint Keene S. Turner or James Lally as their Attorney-in-Fact for the purpose of signing the Company's Securities Exchange Commission Form 10-K (and any amendments thereto) for the year ended December 31, 2022.

Signature	Title	Date

/s/ John S. Eulich	Chairman of the Board of Directors	February 24, 2023
John S. Eulich

/s/ Lyne B. Andrich	Director	February 24, 2023
Lyne B. Andrich

/s/ Michael A. DeCola	Director	February 24, 2023
Michael A. DeCola

/s/ Robert E. Guest, Jr.	Director	February 24, 2023
Robert E. Guest, Jr.

/s/ James M. Havel	Director	February 24, 2023
James M. Havel

/s/ Michael R. Holmes	Director	February 24, 2023
Michael R. Holmes

/s/ Peter H. Hui	Director	February 24, 2023
Peter H. Hui

/s/ Nevada A. Kent, IV	Director	February 24, 2023
Nevada A. Kent, IV

/s/ Marcela Manjarrez	Director	February 24, 2023
Marcela Manjarrez

/s/ Stephen P. Marsh	Director	February 24, 2023
Stephen P. Marsh

/s/ Daniel A. Rodrigues	Director	February 24, 2023
Daniel A. Rodrigues

/s/ Richard M. Sanborn	Director	February 24, 2023
Richard M. Sanborn

/s/ Eloise E. Schmitz	Director	February 24, 2023
Eloise E. Schmitz

/s/ Sandra A. Van Trease	Director	February 24, 2023
Sandra A. Van Trease

/s/ Lina A. Young	Director	February 24, 2023
Lina A. Young